SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barry Rosenstein, managing partner of JANA Partners LLC (“JANA”), resigned as a director of Walgreens Boots Alliance, Inc. (the “Company”) effective as of May 16, 2016. Pursuant to the Nomination and Support Agreement dated as of September 5, 2014 between Walgreen Co. and JANA, Mr. Rosenstein’s board service was scheduled to end once JANA reduced its investment in the Company’s common stock below a certain threshold, which JANA did this week. Mr. Rosenstein informed the Company that his resignation was not the result of a disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Rosenstein served as a director of the Company (including its predecessor, Walgreen Co.) since September 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: May 20, 2016	By:	/s/ Collin G. Smyser
	Title:	Vice President, Corporate Secretary